Exhibit 10.42

CAPELLA EDUCATION COMPANY
AMENDMENT TO
NON-STATUTORY STOCK OPTION AGREEMENTS AND RESTRICTED STOCK UNIT AGREEMENTS

This Amendment to Non-Statutory Stock Option Agreements and Restricted Stock Unit Agreements amends the Non-Statutory Stock Option Agreements and Restricted Stock Units Agreements for all outstanding stock options and restricted stock units (the “Awards) that were issued and remain outstanding under the Capella Education Company 2014 Equity Incentive Plan (the “Plan”) to the extent set forth below. Capitalized terms used but not defined herein shall have the meanings given to them in the Awards.

1.Amendment. The Awards provide for accelerated vesting of the Awards in connection with a Change in Control under the circumstances and to the extent described in Sections 12(b) and 12(c) of the Plan. Section 12(b)(4) of the Plan provides that, under the circumstances described therein, the Awards will vest and become exercisable in full if a Participant experiences an involuntary termination of Service for reasons other than Cause or voluntarily terminates his or her Service for Good Reason within one year after the Corporate Transaction. The Awards are hereby amended to replace the period of “within one year after the Corporate Transaction” to instead be “within two years after the Corporate Transaction.”
2.    Amendment Limited. This Amendment shall not amend or modify the terms of the Awards, except to the extent expressly set forth above, which Awards, as amended hereby, shall remain in full force and effect.
This Amendment shall be effective as of the 6th day of December, 2017.

CAPELLA EDUCATION COMPANY

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